RYAM Reports Third Quarter 2026 Results
Delivers 30% sequential growth in Adjusted EBITDA
Temiscaming production economically idled following U.S. tariffs
•Loss from Continuing Operations of $229 million adjusted for non-cash impairments of $221 million was $8 million, a 60% sequential improvement
•HPC income from continuing operations increased sequentially from $29 million to $44 million, with Adjusted EBITDA of $73 million; total cellulose shipments increased 4%
•Temiscaming paperboard and high yield pulp production economically idled October 3; all site options under evaluation
•Consolidated Adjusted EBITDA of $52 million, inclusive of $2 million in tariff-related costs; year-to-date Cash Flow from Operating Activities of $66 million and Adjusted Free Cash Flow of $2 million
•Strategic review continues with interested parties; tariff-related uncertainty at Temiscaming has slowed the process and we are now targeting a conclusion in Q1 2027
JACKSONVILLE, Fla., November 3, 2026 — Rayonier Advanced Materials Inc. (NYSE:RYAM) (the “Company”) today reported results for its third quarter ended September 26, 2026.
“RYAM delivered another strong quarter in HPC, with higher earnings, increased cellulose shipments and positive cash generation building on the progress we have made since the first quarter,” said Dan Krawczyk, President and Chief Executive Officer. “My time with customers and our teams has reinforced my confidence in the strength of our Cellulose Specialties franchise. Our commodity production mix currently masks the full value of that franchise and dilutes our average realized cellulose price. Our CS products and technical expertise support customers’ manufacturing efficiency and differentiate their finished products. Commodity losses continue to weigh on HPC’s overall results, making a production mix more heavily weighted toward CS a clear and urgent priority. We remain focused on growing CS volumes, loading plant production capacity more heavily toward CS and capturing product value, alongside continued operating improvements. We also see opportunities to create long-term value by leveraging our existing infrastructure, including through the Altamaha Green Energy project at Jesup, where construction is underway.
“Since joining RYAM, I have made advancing the strategic review a priority, and we continue to work actively with interested parties. U.S. tariffs on Canadian paperboard and the resulting October 3 economic idling at Temiscaming have slowed the review as parties seek greater clarity on the site’s path forward and its implications for the broader business. We are managing site costs and evaluating all options for Temiscaming. We are actively providing additional information to help interested parties assess the full value of RYAM, while discussing strategic alternatives to strengthen our CS franchise more quickly. Our mandate is to maximize shareholder value, and we are continuing to strengthen the business throughout the review. Given the complexities of these discussions, we are targeting a conclusion of the strategic review in Q1 2027.”
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Third Quarter 2026 Financial Results
Loss from continuing operations and net loss for the quarter ended September 26, 2026 were each $229 million, or $(3.40) per diluted share, inclusive of non-cash impairments of $221 million. Loss from continuing operations and net loss for the same prior year quarter were each $4 million, or $(0.07) per diluted share.
Beginning in January 2026, the Company reorganized its segment structure and now operates in two segments:
•High Purity Cellulose: formerly the segments of Cellulose Specialties, Cellulose Commodities and Biomaterials
•Paperboard & High Yield Pulp: formerly the segments of Paperboard and High Yield Pulp
Prior period segment results have been recast to align with this new segment reporting structure.
Net sales were composed of the following for the periods presented:

	Three Months Ended
(in millions)	September 26, 2026	June 27, 2026	September 27, 2025
High Purity Cellulose	$313	$301	$296
Paperboard & High Yield Pulp	70	75	57
Net sales	$383	$376	$353
Operating income (loss) was composed of the following for the periods presented:

	Three Months Ended
(in millions)	September 26, 2026	June 27, 2026	September 27, 2025
High Purity Cellulose	$43	$29	$38
Paperboard & High Yield Pulp	(224)	(27)	(14)
Corporate & Other	(15)	(9)	(15)
Operating income (loss)	$(196)	$(7)	$9
High Purity Cellulose
Net Sales
Net sales for the third quarter increased $17 million, or 6%, compared to the same prior year quarter, driven by:
•Total Cellulose sales volume increase of 10%, including a 42% increase in CC sales volume that was offset by an 18% decrease in CS sales volume.
–CC sales volume increased due to lower orders for CS products and resulting production shifts to CC, as well as higher uses of inventory in the current quarter.
–CS sales volume declined as the Company executed its CS leadership initiatives and also experienced weaker demand for ethers and other CS end uses.
•Total Cellulose average sales price decrease of 3%, including an 8% decrease in CC average sales price that was partially offset by a 19% increase in CS average sales price.
–CS average sales price increase was driven by higher pricing through CS leadership initiatives in 2026.
–CC average sales price decline was due to softer global commodity pricing and product mix within the commodity portfolio.
•Decrease of $5 million in Biomaterials & Other driven by a prospective reclass, beginning in 2026, of electricity sales from “net sales” to “cost of sales.”
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Operating Income
Operating income for the third quarter increased $5 million, or 13%, compared to the same prior year quarter, driven by:
•Increase in CS average sales price.
•Lower wood costs.
•Lower logistics costs.
•Lower maintenance and other service costs due to reduced discretionary spending.
•Insurance recovery of $3 million in the current quarter related to the 2024 Jesup plant fire.
Partially offsetting these income drivers were:
•Lower CS sales volumes and mix resulting from higher CC sales.
•Lower CC pricing and mix.
•Higher chemicals costs.
•Higher energy costs.
Paperboard & High Yield Pulp
Net Sales
Net sales for the third quarter increased $13 million, or 23%, compared to the same prior year quarter, driven by:
•Total sales volume increase of 26%, including 29% and 23% increases for PBD and HYP, respectively, due to:
–Higher sales of folding packaging PBD grades due to increased focus on this market segment.
–Higher sales of lottery PBD grades.
–Increased demand for HYP maple grade in Asia.
–Challenges with HYP supply from Indonesia due to concerns about forestry practices.
Partially offsetting these sales drivers were:
•Total average sales price decrease of 2%, including a 4% decrease for PBD and a flat average sales price for HYP, driven by product mix in PBD.
Operating Loss
The 50% U.S. tariff on Canadian paperboard, effective August 22, 2026, resulted in $2 million of tariff-related costs during the third quarter. Despite mitigation efforts, the tariff rendered continued paperboard and high yield pulp production at Temiscaming uneconomic and operations were economically idled on October 3, 2026. Production remains idled, with estimated site carrying costs of $2 million to $3 million per month. The Company is managing these costs and continues to evaluate all options for the site as part of its strategic review.
Operating loss for the third quarter increased $210 million compared to the same prior year quarter, driven by:
•PBD & HYP non-cash asset impairments of $210 million.
•Decrease in PBD average sales price discussed above.
•Higher wood costs.
•Higher chemicals costs.
•Higher logistics costs.
Partially offsetting these negative impacts were:
•Increases in PBD and HYP sales volumes discussed above.
•Lower costs due to prior year market-driven downtime with no similar downtime in the current quarter.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Corporate & Other
Operating loss for the third quarter was flat compared to the same prior year quarter as a $2 million impairment of the Company’s PBD & HYP assets, higher legal fees and unfavorable foreign exchange rates in the current quarter compared to favorable rates in the prior year quarter were offset by lower variable compensation costs and professional fees.
Liquidity
The Company ended its third quarter with $143 million of global liquidity, including $61 million of cash, $66 million of borrowing capacity under the ABL Credit Facility and $16 million of availability under the France factoring facility.
As of September 26, 2026, the Company’s consolidated net secured leverage ratio was 4.0 times covenant EBITDA.
Year-to-date Adjusted Free Cash Flow was $2 million, an improvement of $10 million from the first-half result. The Company paid $2 million in tariff-related costs on Canadian paperboard during the third quarter.
Conference Call Information
RYAM will host a conference call and live webcast at 9:00 a.m. ET on Wednesday, November 4, 2026, to discuss these results. Supplemental materials and access to the live audio webcast will be available at www.RYAM.com. A replay of this webcast will be archived on the Company’s website shortly after the call.
Investors may listen to the conference call by dialing +1 833-461-5787 (North America Toll Free) or +1 585-542-9983 (International Toll) and entering Conference ID 648585230.
An audio replay of the teleconference will be available one hour after the call ends. To access the replay, please dial +1 929-828-5978 (U.S. Local) or +1 833-309-1852 (U.S. Toll Free) and enter Passcode ID 648585230. The replay will be available until Wednesday, November 11, 2026.
About RYAM
RYAM is a global leader of high purity cellulose commonly used in the production of filters, food, pharmaceuticals, high performance plastics, propellants and various other industrial applications. RYAM’s specialized assets, capable of creating the world’s leading cellulose specialties products, are also used to produce cellulose viscose pulp, cellulose fluff pulp, paperboard, high yield pulp and various value-added co-products, including biofuels, bioelectricity and lignin. With manufacturing operations in the U.S., Canada and France, RYAM generated $1.5 billion of revenue in 2025. More information is available at www.RYAM.com.
Contacts

Media	Ryan Houck	904-357-9134
Investors	Cody LaCoste	904-357-4617
Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “target,” “believe,” “intend,” “plan,” “forecast,” “anticipate,” “guidance” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. Forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to various risks and uncertainties. All statements made in this earnings release are made only as of the date set forth at the beginning of this release. The Company undertakes no obligation to update the information made in this release in the event facts or circumstances change after the date of this release. The Company has not filed its Form 10-Q for the quarter ended September 26, 2026. As a result, all financial results described in this earnings release should be considered preliminary and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time the Company files its Form 10-Q.
The Company’s operations are subject to a number of risks, including, but not limited to, those listed below. When considering an investment in the Company’s securities, you should carefully read and consider these risks, together with all other information in the Company’s Annual
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Report on Form 10-K and other filings and submissions to the SEC, which provide more information and detail on the risks described below. If any of the events described in the following risk factors occur, the Company’s business, financial condition, operating results and cash flows, as well as the market price of the Company’s securities, could be materially adversely affected. These risks and events include, without limitation: Macroeconomic and Industry Risks The Company’s business, financial condition and results of operations could be adversely affected by disruptions in the global economy caused by geopolitical instability and related impacts. The businesses the Company operates are highly competitive and many of them are cyclical, which may result in fluctuations in pricing and volume that can materially adversely affect the Company’s business, financial condition, results of operations and cash flows. Changes in the availability and price of raw materials and energy and continued inflationary pressure could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company is subject to material risks associated with doing business outside of the United States. Foreign currency exchange fluctuations may have a material adverse impact on the Company’s business, financial condition and results of operations. Restrictions on trade through tariffs, countervailing and anti-dumping duties, quotas and other trade barriers, in the United States and internationally, could materially adversely affect the Company’s ability to access certain markets. Business and Operational Risks The Company’s ten largest customers represented a significant portion of the Company’s 2025 revenue and the loss of all or a substantial portion of revenue from these customers would likely have a material adverse effect on the Company’s business. A material disruption at any of the Company’s manufacturing plants could prevent the Company from meeting customer demand, reduce sales and profitability, increase the cost of production and capital needs, or otherwise materially adversely affect the Company’s business, financial condition and results of operations. Unfavorable changes in the availability of, and prices for, wood fiber may have a material adverse impact on the Company’s business, financial condition and results of operations. The Company depends on third parties for transportation services and unfavorable changes in the cost and availability of transportation could materially adversely affect the Company’s business. Substantial capital is required to maintain the Company’s production facilities, and the cost to repair or replace equipment, as well as the associated downtime, could materially adversely affect the Company’s business. The Company faces risks to its assets, including the potential for substantial impairment of long-lived assets. The Company may be required to recognize a significant non-cash charge to earnings if its recorded deferred tax assets are deemed unrealizable. Failure to maintain satisfactory labor relations could have a material adverse effect on the Company’s business. The Company depends on attracting and retaining key personnel, the loss of whom could materially adversely affect the Company’s business. Failure to meet the Company’s customers’ needs through the development of new products or the discovery of new applications for existing products, or the inability to protect the intellectual property underlying new products or applications, could have a material adverse impact on the Company’s business. Failure to integrate AI and similar advanced technologies into the Company’s business processes may materially adversely affect the Company’s competitive position and results of operations. Loss of Company intellectual property and sensitive data or disruption of manufacturing operations due to a cybersecurity incident could materially adversely impact the business. Our strategic initiatives and operating priorities may not achieve their intended results. Challenges and uncertainties in executing the Company’s strategy to grow its Biomaterials business may adversely impact its business and financial results. Regulatory and Environmental Risks The Company’s business is subject to extensive environmental laws, regulations and permits that may materially restrict or adversely affect how the Company conducts business and its financial results. The potential long-term impact of climate-related risks remain uncertain at this time. Regulatory measures to address climate change may materially restrict how the Company conducts business or adversely affect its financial results. Financial Risks The Company may need to make significant additional cash contributions to its retirement benefit plans if investment returns on pension assets are lower than expected or interest rates decline, and/or due to changes to regulatory, accounting and actuarial requirements. The Company has debt obligations that could materially adversely affect the Company’s business and its ability to meet its obligations. Covenants in the Company’s debt agreements may impair its ability to operate its business. Challenges in the commercial and credit environments may materially adversely affect the Company’s future access to capital. The Company may require additional financing in the future to meet its capital needs or to make acquisitions, and such financing may not be available on favorable terms, if at all, and may be dilutive to existing stockholders. Common Stock and Certain Corporate Matters Risks Stockholders’ ownership in RYAM may be diluted. Certain provisions in the Company’s amended and restated certificate of incorporation and bylaws, as well as Delaware law, could prevent or delay an acquisition of the Company, which could decrease the price of its common stock.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company assumes no obligation to update these statements except as is required by law.
Non-GAAP Financial Measures
This earnings release and the accompanying schedules contain certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Debt and Net Secured Debt. The Company believes these non-GAAP financial measures provide useful information to its Board of Directors, management and investors regarding its financial condition and results of operations. Management uses these non-GAAP financial measures to compare its performance to that of prior periods for trend analyses, to determine management incentive compensation and for budgeting, forecasting and planning purposes.
The Company does not consider these non-GAAP financial measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they may exclude significant expense and income items that are required by GAAP to be recognized in the consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures are provided below. Non-GAAP financial measures are not necessarily indicative of results that may be generated in future periods and should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of the Company.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Rayonier Advanced Materials Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except share and per share information)

	Three Months Ended			Nine Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net sales	$383	$376	$353	$1,078	$1,049
Cost of sales	(345)	(353)	(319)	(1,025)	(967)
Cost of sales - Temiscaming inventory and other asset impairment	(23)	—	—	(23)	—
Gross margin	15	23	34	30	82
Selling, general and administrative expense	(20)	(17)	(24)	(56)	(65)
Foreign exchange gain (loss)	—	1	1	2	(4)
Temiscaming HPC permanent idling charges	—	—	—	(41)	—
Asset impairment	(189)	(13)	—	(202)	—
Suspension charges	—	(1)	1	(1)	—
Other operating income (expense), net	(2)	—	(3)	—	(20)
Operating income (loss)	(196)	(7)	9	(268)	(7)
Interest expense	(25)	(25)	(25)	(73)	(72)
Impairment of Anomera loan receivable	(8)	—	—	(8)	—
Other income, net	3	2	1	5	1
Loss from continuing operations before income tax	(226)	(30)	(15)	(344)	(78)
Income tax (expense) benefit	(2)	(2)	11	3	(323)
Equity in loss of equity method investment	(1)	(1)	—	(2)	(1)
Loss from continuing operations	(229)	(33)	(4)	(343)	(402)
Income from discontinued operations, net of tax	—	—	—	—	3
Net loss	(229)	(33)	(4)	(343)	(399)
Net income attributable to redeemable noncontrolling interest	1	—	—	1	—
Net loss attributable to RYAM	$(230)	$(33)	$(4)	$(344)	$(399)

Basic and Diluted earnings per common share
Loss from continuing operations	$(3.40)	$(0.49)	$(0.07)	$(5.13)	$(6.05)
Income from discontinued operations	—	—	—	—	0.04
Net loss	$(3.40)	$(0.49)	$(0.07)	$(5.13)	$(6.01)

Weighted average shares used in determining EPS - Basic and Diluted	67,642,372	67,510,253	67,000,882	67,433,180	66,703,264
A

Rayonier Advanced Materials Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	September 26, 2026	December 31, 2025
Assets
Cash and cash equivalents	$61	$75
Other current assets	448	493
Property, plant and equipment, net	772	1,015
Other assets	126	175
Total assets	$1,407	$1,758

Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Debt due within one year	$34	$21
Other current liabilities	364	339
Long-term debt	737	758
Non-current environmental liabilities	173	173
Other liabilities	120	139
Redeemable noncontrolling interest	14	11
Stockholders’ equity (deficit)	(35)	317
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,407	$1,758
B

Rayonier Advanced Materials Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in millions)

	Nine Months Ended
	September 26, 2026	September 27, 2025
Operating Activities
Net loss	$(343)	$(399)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Income from discontinued operations, net of tax	—	(3)
Depreciation and amortization	99	96
Temiscaming HPC permanent idling charges - accelerated depreciation	35	—
Temiscaming HPC permanent idling charges - other asset adjustments	6	—
Asset and investment impairments	234	—
Deferred income tax expense (benefit)	(4)	323
Changes in working capital and other assets and liabilities	39	(54)
Other	—	29
Cash provided by (used in) operating activities	66	(8)

Investing Activities
Capital expenditures, net of proceeds from sale of property, plant and equipment	(66)	(99)
Insurance recoveries on property damage	2	4
Investment in equity method investment	—	(2)
Cash used in investing activities	(64)	(97)

Financing Activities
Change in debt principal balance	(12)	50
Other	(2)	(3)
Cash provided by (used in) financing activities	(14)	47

Net decrease in cash and cash equivalents	(12)	(58)
Net effect of foreign exchange on cash and cash equivalents	(2)	10
Balance, beginning of period	75	125
Balance, end of period	$61	$77
C

Rayonier Advanced Materials Inc.
Average Sales Price and Sales Volume
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 26, 2026	June 27, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Average Sales Price ($ per metric ton)
Total Cellulose	$1,377	$1,380	$1,413	$1,327	$1,419
Cellulose Specialties	$2,227	$2,193	$1,873	$2,160	$1,812
Cellulose Commodities	$825	$815	$893	$803	$887

Paperboard & High Yield Pulp	$839	$800	$854	$835	$870
Paperboard	$1,204	$1,229	$1,256	$1,210	$1,310
High Yield Pulp (external sales)	$501	$487	$501	$496	$510

Sales Volume (‘000s of metric tons)
Total Cellulose	218	210	198	633	567
Cellulose Specialties	86	86	105	244	326
Cellulose Commodities	132	124	93	389	241

Paperboard & High Yield Pulp	83	93	66	240	229
Paperboard	40	39	31	114	103
High Yield Pulp (external sales)	43	54	35	126	126
D

Rayonier Advanced Materials Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
(in millions)
EBITDA and Adjusted EBITDA by Segment(a)

	Three Months Ended September 26, 2026
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Income (loss) from continuing operations	$44	$(222)	$(51)	$(229)
Depreciation and amortization	29	3	2	34
Interest expense, net	—	—	24	24
Income tax expense	—	—	2	2
EBITDA-continuing operations	73	(219)	(23)	(169)
Asset and investment impairments	—	210	11	221
Suspension charges	—	—	—	—
Adjusted EBITDA-continuing operations	$73	$(9)	$(12)	$52

	Three Months Ended June 27, 2026
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Income (loss) from continuing operations	$29	$(27)	$(35)	$(33)
Depreciation and amortization	27	4	1	32
Interest expense, net	—	—	25	25
Income tax expense	—	—	2	2
EBITDA-continuing operations	56	(23)	(7)	26
Asset impairment	—	13	—	13
Suspension charges	1	—	—	1
Adjusted EBITDA-continuing operations	$57	$(10)	$(7)	$40

	Three Months Ended September 27, 2025
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Income (loss) from continuing operations	$37	$(13)	$(28)	$(4)
Depreciation and amortization	28	5	1	34
Interest expense, net	—	—	24	24
Income tax benefit	—	—	(11)	(11)
EBITDA-continuing operations	65	(8)	(14)	43
Suspension charges	(1)	—	—	(1)
Adjusted EBITDA-continuing operations	$64	$(8)	$(14)	$42
E

	Nine Months Ended September 26, 2026
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Income (loss) from continuing operations	$28	$(258)	$(113)	$(343)
Depreciation and amortization	84	11	4	99
Temiscaming HPC permanent idling charges - accelerated depreciation	35	—	—	35
Interest expense, net	—	—	71	71
Income tax benefit	—	—	(3)	(3)
EBITDA-continuing operations	147	(247)	(41)	(141)
Asset and investment impairments	—	223	11	234
Temiscaming HPC permanent idling charges - other asset adjustments	6	—	—	6
Suspension charges	1	—	—	1
Adjusted EBITDA-continuing operations	$154	$(24)	$(30)	$100

	Nine Months Ended September 27, 2025
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Income (loss) from continuing operations	$77	$(29)	$(450)	$(402)
Depreciation and amortization	78	17	1	96
Interest expense, net	—	—	70	70
Income tax expense	—	—	323	323
EBITDA-continuing operations	155	(12)	(56)	87
Suspension charges	—	—	—	—
Adjusted EBITDA-continuing operations	$155	$(12)	$(56)	$87

(a)EBITDA from continuing operations is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA from continuing operations is defined as EBITDA from continuing operations adjusted for items that management believes are not representative of core operations. EBITDA and Adjusted EBITDA are non-GAAP measures used by management, existing stockholders and potential stockholders to measure how the Company is performing relative to the assets under management.
F

Rayonier Advanced Materials Inc.
Reconciliation of Non-GAAP Measures (Continued)
(Unaudited)
(in millions)
Adjusted Free Cash Flow(a)

	Nine Months Ended
	September 26, 2026	September 27, 2025
Cash provided by (used in) operating activities	$66	$(8)
Capital expenditures, net	(64)	(95)
Adjusted Free Cash Flow	$2	$(103)

(a)Beginning in the fourth quarter of 2025, Adjusted Free Cash Flow is defined as cash provided by (used in) operating activities adjusted for capital expenditures, net of proceeds from the sale of property, plant and equipment and insurance claims. Adjusted Free Cash Flow for the nine months ended September 27, 2025 has been recalculated according to this new definition. Adjusted Free Cash Flow is a non-GAAP measure of cash generated during a period that is available for dividend distribution, debt reduction, strategic acquisitions and repurchase of the Company’s common stock.
Adjusted Net Debt and Net Secured Debt(a)

	September 26, 2026	December 31, 2025
Debt due within one year	$34	$21
Long-term debt	737	758
Total debt	771	779
Unamortized premium, discount and issuance costs	35	41
Cash and cash equivalents	(61)	(75)
Adjusted Net Debt	745	745
Unsecured debt	(31)	(30)
Net Secured Debt	$714	$715

(a)Adjusted Net Debt is defined as the amount of debt after the consideration of debt premium, discount and issuance costs, less cash. Net Secured Debt is defined as Adjusted Net Debt less unsecured debt.
G